As filed with the Securities and Exchange Commission on May 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLOTEK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
8846 N. Sam Houston Pkwy W. Houston, Texas (Address of Principal Executive Offices)	77064 (Zip Code)
___________________________

FLOTEK INDUSTRIES, INC. 2018 LONG-TERM INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)
___________________________

Nicholas J. Bigney
Senior Vice President, General Counsel & Chief Compliance Officer
Flotek Industries, Inc.
8846 N. Sam Houston Pkwy W.
Houston, Texas 77064
(Name and Address of Agent for Service)
(713) 849-9911
(Telephone Number, including Area Code, of Agent for Service)

Copies to:
Robert C. Morris
Brandon T. Byrne
Norton Rose Fulbright US LLP
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
___________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
___________________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Flotek Industries, Inc. (the “Company”) to register an additional 2,800,000 shares of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) for issuance pursuant to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended (the “2018 Plan”). The 2018 Plan was described in the Company’s definitive Proxy Statement for its 2021 Annual Meeting of Stockholders held on June 3, 2021. An amendment to the 2018 Plan to add an additional 2,800,000 shares to the 2018 Plan was approved by the Company’s stockholders at that meeting.

The 2,800,000 shares being registered hereby are in addition to the shares of Common Stock registered by the Company’s prior Registration Statements on Form S-8 (the “Prior Registration Statements”) filed on June 25, 2018 (File No. 333-225865) and May 24, 2019 (File No. 333-231749). The contents of the Prior Registration Statements are incorporated by reference herein except as otherwise amended or superseded hereby. After giving effect to the additional shares registered under this Registration Statement, the aggregate number of shares of Common Stock registered for issuance under the 2018 Plan will be 8,500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated in this Registration Statement by reference:

1.    the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

2.    the Company’s Current Reports on Form 8-K, filed with the SEC on February 4, 2022, February 22, 2022, March 14, 2022, April 21, 2022 and May 9, 2022; and

3.    the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-13270), filed with the SEC on December 26, 2007, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that we have disclosed or may disclose under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that we have from time to time furnished or may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007)
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 7, 2020)
4.4	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on March 16, 2021)
4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001)
4.6	Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2021)
5.1*	Opinion of Norton Rose Fulbright US LLP with respect to the legality of the securities being registered
23.1*	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1)
23.2*	Consent of KPMG LLP, independent registered public accounting firm
23.3*	Consent of BDO USA, LLP, independent registered public accounting firm
24.1*	Power of Attorney (included on signature pages hereto)
107.1*	Calculation of Filing Fee Table
* Filed herewith.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 2022.
FLOTEK INDUSTRIES, INC.

By: /s/ John W. Gibson, Jr.________________________
Name: John W. Gibson, Jr.
                    Title: President, Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John W. Gibson Jr. and Nicholas J. Bigney, and each of them, singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John W. Gibson, Jr.______ John W. Gibson, Jr.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 11, 2022
/s/ Michael E. Borton_______ Michael E. Borton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 11, 2022
/s/ David Nierenberg________ David Nierenberg	Director	May 11, 2022
/s/ Harsha V. Agadi_________ Harsha V. Agadi	Director	May 11, 2022
/s/ Ted D. Brown___________ Ted D. Brown	Director	May 11, 2022
/s/ Michael Fucci___________ Michael Fucci	Director	May 11, 2022
/s/ Paul W. Hobby__________ Paul W. Hobby	Director	May 11, 2022
/s/ Lisa Mayr______________ Lisa Mayr	Director	May 11, 2022